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                     AMENDED LOAN AND PLEDGE AGREEMENT


         This Amended Loan and Pledge Agreement, dated as of May 5, 1997, is by and between Strategic Distribution, Inc., a Delaware corporation (the "Company"), and John M. Sergey ("Sergey").

         1. The Company hereby agrees to loan to Sergey an amount equal to $1,000,000, which is equal to (a) the purchase price of shares of common stock, par value $0.10 per share, of the Company (collectively, the "Shares") purchased by Sergey pursuant to the Stock Purchase Agreement, dated as of April 11, 1997, as amended, between Sergey and the Company less
(b) $700,000.

         2. The loan shall be evidenced by a non-recourse promissory note dated the date of such loan in the form of Annex A attached hereto (the "Note"). The Note shall be secured solely by a pledge of the Shares as set forth below and the Company shall have no recourse to any other property or assets of Sergey.

         3. The entire unpaid principal amount of the Note shall be due, together with all interest accrued but unpaid thereon, on the fifth anniversary of the issuance of the Note. Sergey may prepay the Note in whole or from time to time, in part, without premium or penalty.

         4. In the event Sergey sells any Shares or otherwise realizes any cash or other consideration in respect of such Shares prior to repayment in full of the Note, whether pursuant to a dividend, private sale, public offering, merger, recapitalization, liquidation or dissolution of the Company (each, a "Realization Event"), Sergey shall within ten days of the Realization Event, make a mandatory prepayment of the Note in an amount equal to the lesser of (i) 100% of the net after tax proceeds received by or for the account of Sergey in respect of the Realization Event and (ii) the aggregate amount then outstanding under the Note, such amount to be applied pro rata to accrued interest and principal on the Note.

         5. Sergey hereby grants to the Company a first priority security interest in the Shares, as collateral security for the due and punctual payment of the Note in accordance with its terms and the performance by Sergey of his obligations under the Note (which Shares shall include any other securities or property receivable or distributable with respect thereto after the date hereof). The certificates representing the Shares, together with a stock power attached thereto in blank, shall be


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delivered
to the Company and shall be retained by the Company until all obligations under the Note have been paid in full. At such time, the Company shall return to Sergey the certificates representing the Shares, together with the stock power attached thereto.

         6. Upon the occurrence of an Event of Default, the Company shall have and may exercise all rights and remedies afforded to a secured party under the New York Uniform Commercial Code applicable thereto, including, without limitation, the right to sell the Shares at a public or private sale (provided that the Company shall give Sergey at least 15 days prior written notice of the date in which any public sale is to be held or the date after which any private sale may be made), at which sale the Company may purchase such Shares (free from any right of redemption by Sergey, which right is hereby waived and released) and have the right to retain the Shares in partial or full satisfaction of Sergey's obligations under the
Note in accordance with the provisions of the New York Uniform Commercial Code. The Company's recovery upon an Event of Default shall be limited to the Shares, and no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement or the Note shall be obtained or enforced against Sergey or any other property or asset of Sergey. If there is a foreclosure of the Company's lien on the Shares, by power of sale or otherwise, no judgment for any deficiency shall be brought or obtained by the Company against Sergey or any other property or asset of Sergey.

         7. Each of Sergey and the Company has all power and authority necessary to enter into and consummate the transactions contemplated by this Agreement and this Agreement is valid and enforceable against each of the Company and Sergey in accordance with its terms. Sergey has not created or permitted any lien or encumbrance to attach to the Shares, other than the pledge set forth in this Agreement.

         8. If any of the following events ("Events of Default") shall occur:

              (a) Sergey shall default in the payment of interest or principal on the Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise and such default continues for more than ten days after receipt of written notice from the Company;

              (b) Sergey shall default in the performance or compliance with any other term or provision contained in this Agreement and such default continues for more than 30 days after receipt of written notice from the Company; or


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              (c) If any of the Shares shall be encumbered, pledged, attached or levied upon or seized at any legal proceeding, except as contemplated by this Agreement, and such encumbrance, pledge, attachment or levy remains uncured for more than 15 days;

then the holder of the Note may at any time by written notice to Sergey (or without such notice with respect to subsection (c) above), declare the entire unpaid principal of and the interest then accrued on the Note to be forthwith due and payable, without other notices or demands of any kind, all of which are hereby waived by Sergey.

         9. Sergey will do, execute, acknowledge, deliver, file and record all such further acts, conveyances, transfers and assurances as the Company may deem necessary or advisable to perform, preserve, protect and continue the pledge granted by this Agreement.

         10. All notices and communications provided for herein shall be delivered or mailed by registered or certified mail, postage prepaid, or telegraphed, addressed as follows:

         If to the Company:

         165 Mason Street
         Greenwich, Connecticut 06830
         Facsimile No.:  (203) 629-8554
         Attention:  William L. Mahone

         If to Sergey:

         John M. Sergey
         767 Peach Tree Lane
         Franklin Lakes, New Jersey 07417

or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         11. All representations and warranties made by Sergey and the Company herein shall survive the making of the loan and the delivery of the Note hereunder.

         12. No delay on the part of the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege.


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         13.  This Agreement and the Note shall be governed by and
interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice-of-law provisions thereof.

         14. This Agreement shall be binding upon the successors and assigns of the parties hereto.

         15. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered on and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                             STRATEGIC DISTRIBUTION, INC.


                             By: /s/ ANDREW M. BURSKY
                                 ----------------------------
                                  Name:
                                  Title:




                             /s/ JOHN M. SERGEY
                             ---------------------------
                             John M. Sergey









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